Exhibit 99.2

DOTOMI, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

DOTOMI, INC. AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
TABLE OF CONTENTS

Page

INDEPENDENT AUDITOR'S REPORT	1

CONSOLIDATED BALANCE SHEETS
December 31, 2009 and 2008	2 - 3

CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31, 2009 and 2008	4

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Years Ended December 31, 2009 and 2008	5 - 6

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2009 and 2008	7 - 8

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	9 - 17

Independent Auditors’ Report

Board of Directors
Dotomi, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Dotomi, Inc. and Subsidiary as of December 31, 2009 and 2008, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Dotomi Ltd., a wholly-owned subsidiary, which statements reflect total assets of $80,865 and $64,782 as of December 31, 2009 and 2008, respectively, and total revenues of $-0- for the years then ended, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Dotomi Ltd., which have been reconciled by us to accounting principles generally accepted in the United States in the accompanying consolidated financial statements, is based solely on the report of other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dotomi, Inc. and Subsidiary as of December 31, 2009 and 2008, respectively, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ FGMK, LLC
Bannockburn, Illinois
March 22, 2010

DOTOMI, INC. AND SUBSIDIARY
Consolidated Balance Sheets
December 31, 2009 and 2008

Assets

	2009	2008
Current assets:
Cash and equivalents	$7,946,782	$4,803,395
Restricted cash	40,000	—
Accounts receivables, (net of allowance for doubtful accounts of $358,889 in 2009 and $259,231 in 2008)	6,799,543	4,327,266
Prepaid expenses and other current assets	377,816	252,667
Deferred income taxes	144,000	—
Total current assets	15,308,141	9,383,328

Property and equipment, net	1,965,504	1,021,247

Other assets:
Restricted cash	165,271	—
Deferred income taxes	5,197,000	—
Note receivable – stockholder	38,669	—
Deposits	—	38,388
Total noncurrent assets	5,400,940	38,388
Total assets	$22,674,585	$10,442,963

The accompanying notes are an integral part of these statements.

(Continued)

DOTOMI, INC. AND SUBSIDIARY
Consolidated Balance Sheets
December 31, 2009 and 2008

Liabilities and Stockholders' Equity
	2009	2008
Current liabilities:
Current portion of notes payable	$—	$1,000,000
Current portion of capital lease obligation	5,828	12,444
Accounts payable	1,992,236	1,250,264
Accrued expenses	2,699,509	1,493,316
Accrued income taxes	42,223	—
Deferred revenues	174,771	47,236
Deferred rent	67,078	—
Total current liabilities	4,981,645	3,803,260

Long-term liabilities:
Notes payable	—	833,333
Capital lease obligation	—	5,828
Deferred rent	395,393	—
Total noncurrent liabilities	395,393	839,161
Total liabilities	5,377,038	4,642,421

Stockholders' equity:
Series D Convertible Preferred Stock - $.001 par value; Authorized - 9,750,000 shares; Issued and outstanding - 9,708,000 (Liquidation preference of $9,708,000)	9,708	9,708
Series C Convertible Preferred Stock; $.001 par value; Authorized - 5,072,752 shares; Issued and outstanding - 5,072,750 in 2009 and 5,001,323 in 2008 (Liquidation preference of $10,652,772 in 2009 and $10,502,776 in 2008)	5,073	5,001
Series B Convertible Preferred Stock - $.001 par value; Authorized - 2,857,952 shares; Issued and outstanding - 2,857,952; (Liquidation preference of $5,050,002)	2,858	2,858
Series A-2 Convertible Preferred Stock - $.001 par value; Authorized - 789,960 shares; Issued - 789,960; Outstanding - 471,358 (Liquidation preference of $360,000)	789	789
Series A-1 Convertible Preferred Stock - $.001 par value; Authorized - 313,055 shares; Issued - 313,055; Outstanding - 81,833 (Liquidation preference of $150,000)	313	313
Common stock- $.001 par value; Authorized - 40,000,000 shares; Issued - 11,016,511 in 2009 and 10,026,719 in 2008: Outstanding - 10,440,420 in 2009 and 8,910,916 in 2008	11,017	10,025
Additional paid-in capital	27,808,283	27,465,976
Accumulated deficit	(9,832,660)	(20,797,114)
	18,005,381	6,697,556
Less: Treasury stock, at cost	707,834	897,014
Total stockholders' equity	17,297,547	5,800,542
Total liabilities and stockholders' equity	$22,674,585	$10,442,963

The accompanying notes are an integral part of these statements.

DOTOMI, INC. AND SUBSIDIARY
Consolidated Statements of Income
Years ended December 31, 2009 and 2008

	2009	2008
Revenues	$28,409,081	$14,377,392
Cost of revenues	7,315,468	3,897,039
Gross profit	21,093,613	10,480,353

Operating expenses:
General and administrative	4,997,261	3,225,511
Selling and marketing	3,403,624	2,726,709
Operations	4,611,174	2,269,596
Research and development	2,261,541	1,750,295
	15,273,600	9,972,111
Income from operations	5,820,013	508,242

Other income (expense)
Interest income	271	73,479
Gain (loss) on foreign currency exchange	6,295	2,911
Loss on sale of property and equipment	(3,894)	—
Interest expense	(45,225)	(38,423)
	(42,553)	37,967
Income before benefit from income taxes	5,777,460	546,209
Income tax benefit, net	5,186,994	—
Net income	$10,964,454	$546,209

The accompanying notes are an integral part of these statements.

DOTOMI, INC. AND SUBSIDIARY
Consolidated Statements of Changes in Stockholders' Equity
Years ended December 31, 2009 and 2008

	Series D Convertible Preferred Stock		Series C Convertible Preferred Stock		Series B Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Series A-1 Convertible Preferred Stock
	Number of shares	$0.001 par value	Number of shares	$0.001 par value	Number of shares	$0.001 par value	Number of shares	$0.001 par value	Number of shares	$0.001 par value
Balance – January 1, 2008	8,708,000	$8,708	5,001,323	$5,001	2,857,952	$2,858	789,960	$789	313,055	$313
Stock based compensation expense	—	—	—	—	—	—	—	—	—	—
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—
Exercise of Series D preferred stock warrants	1,000,000	1,000	—	—	—	—	—	—	—	—
Grant of common stock to accredited investor from treasury	—	—	—	—	—	—	—	—	—	—
Purchase of treasury stock	—	—	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	—	—	—
Balance – December 31, 2008	9,708,000	9,708	5,001,323	5,001	2,857,952	2,858	789,960	789	313,055	313
Stock based compensation expense	—	—	—	—	—	—	—	—	—	—
Exercise of common stock options and issue of restricted common shares	—	—	—	—	—	—	—	—	—	—
Exercise of Series C preferred stock warrants	—	—	71,427	72	—	—	—	—	—	—
Grant of common stock to accredited investor from treasury	—	—	—	—	—	—	—	—	—	—
Purchase of treasury stock	—	—	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	—	—	—
Balance – December 31, 2009	9,708,000	$9,708	5,072,750	$5,073	2,857,952	$2,858	789,960	$789	313,055	$313

(Continued)

DOTOMI, INC. AND SUBIDIARY
Consolidated Statements of Changes in Stockholders' Equity
Years ended December 31, 2009 and 2008

	Common Stock		Additional paid-in capital			Total stockholders' equity
	Number of shares	$0.001 par value		Accumulated deficit	Treasury stock
Balance – January 1, 2008	8,949,356	$8,948	$26,147,147	$(21,343,323)	$(899,836)	$3,930,605
Stock based compensation expense	—	—	112,505	—	—	112,505
Exercise of common stock options	1,077,363	1,077	200,078			201,155
Exercise of Series D preferred stock warrants	—	—	999,000	—	—	1,000,000
Grant of common stock to accredited investor from treasury	—	—	7,246	—	8,322	15,568
Purchase of treasury stock	—	—	—	—	(5,500)	(5,500)
Net income	—	—	—	546,209	—	546,209
Balance – December 31, 2008	10,026,719	10,025	27,465,976	(20,797,114)	(897,014)	5,800,542
Stock based compensation expense	—	—	81,508	—	—	81,508
Exercise of common stock options and issue of restricted common shares	—	—	190,918	—	—	191,910
Exercise of Series C preferred stock warrants	989,792	992	149,928	—	—	150,000
Grant of common stock to accredited investor from treasury	—	—	(80,047)	—	197,047	117,000
Purchase of treasury stock	—	—	—	—	(7,867)	(7,867)
Net income	—	—	—	10,964,454	—	10,964,454
Balance – December 31, 2009	11,016,511	$11,017	$27,808,283	$(9,832,660)	$(707,834)	$17,297,547

The accompanying notes are an integral part of these statements.

DOTOMI, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
Years ended December 31, 2009 and 2008

	2009	2008
Cash flows from operating activities:
Net income	$10,964,454	$546,209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	773,314	388,461
Allowance for doubtful accounts	99,658	30,183
Stock-based compensation	81,508	112,505
Deferred income taxes	(5,341,000)	—
Common stock issued in lieu of cash compensation	222,003	112,613
Loss on sale of property and equipment	3,894	—
Changes in operating assets and liabilities:
Restricted cash	(205,271)	—
Accounts receivable	(2,571,935)	(1,454,123)
Prepaid expenses and other current assets	(125,149)	(83,791)
Deposits	38,388	—
Accounts payable	741,972	922,054
Accrued expenses	1,248,416	(101,442)
Deferred revenues	127,535	(10,257)
Deferred rent	462,471	—
Net cash provided by operating activities	6,520,258	462,412

Cash flows from investing activities:
Purchases of property and equipment	(1,721,465)	(1,039,870)

Cash flows from financing activities:
Net change in note receivable – stockholder	(38,669)	—
Proceeds from long-term debt	—	2,000,000
Payments on long-term debt	(1,833,333)	(181,504)
Payments on capital lease obligation	(12,444)	(10,536)
Proceeds from exercise of Series D preferred stock warrants	—	1,000,000
Proceeds from exercise of Series C preferred stock warrants	150,000	—
Proceeds from exercise of common stock options	86,907	104,110
Purchase of treasury stock	(7,867)	(5,500)
Net cash (used in) provided by financing activities	(1,655,406)	2,906,570
Net change in cash equivalents	3,143,387	2,329,112
Cash and equivalents – beginning of year	4,803,395	2,474,283
Cash and equivalents – end of year	$7,946,782	$4,803,395

Supplemental disclosures of cash flow information:
Interest paid	$45,225	$36,783

The accompanying notes are an integral part of these statements.

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 2009, the Company issued 1,427,250 shares of common stock to certain members of Management in exchange for services performed with compensation expense recorded in the amount of $223,003. Shares were issued from and affected shares available to be issued from treasury and common shares available for option numbering 650,000 and 777,250, respectively.

During the year ended December 31, 2008, the Company issued 930,250 shares of common stock to certain members of Management in exchange for services performed with compensation expense recoded in the amount of $110,045. The Company issued 16,050 shares of common stock to an outside consultant in exchange for services performed with professional fees expense recorded in the amount of $2,568.

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business. Dotomi, Inc. (formerly The Consumer Media Company, Inc., the “Parent”) was incorporated in June 2000 as a Delaware Corporation. The Company provides a platform for marketing relationships between their customers and consumers through the web.

Dotomi Ltd. (the “Subsidiary”) is a wholly-owned Israeli subsidiary of Dotomi, Inc. Dotomi Ltd. commenced operations in 2000 and is primarily engaged in research and development activities.

Principles of Consolidation. The consolidated financial statements include the accounts of the Parent and the Subsidiary (collectively referred to as the “Company”). All significant intercompany balances and transactions have been eliminated in the consolidation.

Management Estimates and Assumptions. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates include, but are not limited to, the allowance for doubtful accounts, deferred tax valuation allowance, and straight-line rent. Future events and their effects cannot be predicted with certainty; accordingly, accounting estimates require the exercise of judgment. Accounting estimates used in the preparation of these consolidated financial statements change as new events occur, as more experience is acquired, as additional information is obtained and as the operating environment changes.

Cash and Cash Equivalents. The Company considers all highly liquid investments with a maturity, when purchased, of three months or less to be cash equivalents. The Company may, from time-to-time, maintain cash balances that exceed Federal Depository Insurance Corporation limits.

Accounts Receivable and Allowance for Doubtful Accounts. Accounts receivable are un-collateralized customer obligations due under normal trade terms granted by the Company on the basis of each customer's own creditworthiness. Management individually reviews past-due trade receivable balances and based on an assessment of each customer's current creditworthiness, estimates the portion, if any that will not be collected. Additionally, management assesses the remaining balance of accounts receivable based on past experience and an assessment of future economic conditions to determine its best estimate of the portion that will not be collected.

Property and Equipment. Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Estimated
Useful Life
(Years)

Computers, equipment and software	2 - 5
Furniture and fixtures	5
Leasehold improvements	Lesser of useful life or lease term

Property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. There were no impairment charges for the years ended December 31, 2009 and 2008.

Revenue Recognition. Revenues include fees earned from the use of the Company's platform. Revenues are derived from the use of the platform based on the delivered amount of advertising impressions to the Company's customers. Revenues are recognized in the period the impressions are served provided that collection of the resulting receivable is reasonably assured.

Deferred Revenues. The Company records deferred revenue for fees paid by customers in advance of services being performed.

Research and Development. The Company expenses research and development costs as incurred but capitalizes certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. The Company does not incur any costs between the completion of the working model and the point at which the product is ready for general release. During the years ended December 31, 2009 and 2008, the Company expensed all research and development costs as incurred.

Foreign Currency Translation. The financial statements of the Subsidiary are translated into U.S. dollars based on the determination that the U.S. dollar is the functional currency. Monetary assets and liabilities of the Subsidiary's foreign operations are translated into U.S. dollars at the exchange rate in effect as of the balance sheet date. Non-monetary assets, liabilities and equity accounts are translated using historical exchange rates. Statement of operations accounts are translated at the average exchange rate prevailing during the year. All exchange gains and losses denominated in non-functional currencies are reflected in other income (expense) in the accompanying consolidated financial statements.

Income Taxes. The Company reports under an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred income tax assets and liabilities.

Stock-based Compensation. Prior to January 1, 2006, stock options issued to employees under the Company's stock option plan were accounted for using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and related interpretations. The Company had applied the disclosure only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123). Additionally, all stock-based awards to non-employees were accounted for at their fair value in accordance with SFAS 123 and Emerging Issues Task Force 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (EITF 96-18).

On January 1, 2006, the Company adopted the provision of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” (SFAS 123R) and have applied the prospective method application which requires stock-based compensation to be recognized on awards granted after January 1, 2006. Under the prospective method, the Company will continue to account for stock-based compensation awards granted before January 1, 2006 using the intrinsic value method as prescribed by APB 25 and the disclosure only provisions of SFAS 123. Stock-based compensation expense for all stock-based compensation awards granted after January 1, 2006 is based on the grant date fair value, estimated in accordance with the provisions of SFAS 123R. The Company recognizes compensation expense for stock-based compensation awards on a straight-line basis over the requisite service period of the award. All stock-based awards to non-employees granted after January 1, 2006 are accounted for at their fair value, in accordance with SFAS 123R and EITF 96-18.

Severance Pay. The Subsidiary records a liability for severance pay which is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the consolidated balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. The Subsidiary's liability for all of its employees is fully provided by monthly deposits with insurance policies. As of December 31, 2009 and 2008, $4,498 and $4,466, respectively, related to this severance pay liability is included in accrued expenses and the value of these policies is included in prepaid expenses and other current assets in the accompanying consolidated financial statements.

The deposited funds include profits accumulated up to the consolidated balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based upon the cash surrender value of these policies, and includes immaterial profits.

Severance expenses were approximately $-0- and $22,000 for the years ended December 31, 2009 and 2008, respectively.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31:

	2009	2008

Computers, equipment and software	$3,077,837	$1,723,079
Furniture and fixtures	56,001	14,407
Leasehold improvements	513,869	85,718
Construction in process	—	116,000

	3,647,707	1,939,204
Less: Accumulated depreciation	1,682,203	917,957

	$1,965,504	$1,021,247

NOTE 3 - NOTE RECEIVABLE - STOCKHOLDER

The Company loaned a stockholder $38,669 in December 2009. The note is due at the earlier of the stockholder's termination for any reason from the Company, the occurrence of a Change of Control Transaction as defined in the stockholder's Restricted Stock Agreement, or December 17, 2019. The note bears interest, compounded annually at 4.14%. The note is secured by 650,000 shares of common stock.

NOTE 4 - NOTE PAYABLE

The Company had a term loan (“Term Loan”) agreement with a bank, under which the Company had available borrowings in the amount of $2,000,000. Interest was payable in 24 equal monthly installments at the bank's prime rate plus 0.75%, beginning on the first day of the month following such date of each term loan. The principal was payable in 24 equal monthly installments, plus interest at prime plus 0.75%, beginning 12 months from the original date of the facility. Also, the Company had a revolving bank line of credit with a maximum borrowing amount of $2,000,000, not to exceed 80% of eligible accounts receivable and 20% of eligible 90 days of forward-looking contracted revenue. The line of credit bore interest at the prime rate plus 0.25%. The Term Loan and line of credit are collateralized by substantially all the assets of the Company. The line of credit expired in October 2008 with no outstanding borrowings thereon. The Term Loan was paid back in full during the year ended December 31, 2009.

In conjunction with the closing of the Term Loan and revolving bank line of credit, the Company issued warrants to the bank to purchase 40,000 shares of Series D Preferred Stock at an exercise price of $1.00 per share. The warrants expire in October 2014.

NOTE 5 - CAPITAL LEASE OBLIGATION

The Company leases certain equipment under a 36 month capital lease. Property and equipment include $34,192 of equipment under this capital lease as of December 31, 2009 and 2008, respectively. Accumulated depreciation includes $28,493 and $17,096 of accumulated depreciation under this capital lease as of December 31, 2009 and 2008, respectively. Depreciation under this capital lease was $11,397 for each of the years ended December 31, 2009 and 2008, respectively. This lease is secured by the specific equipment that is subject to the capital lease.

Future minimum lease payments under the capital lease, and the present value of future minimum lease payments as of December 31, 2009, are as follows:

Year Ending
December 31, 2010	Amount

Total minimum lease payments	$6,074

Less: Amount representing interest (16.76%)	246

Present value of future minimum lease payments	$5,828

NOTE 6 - PREFERRED STOCK

As of December 31, 2009, the Company has 18,783,719 shares of $.001 par value preferred stock authorized of which 313,055 are designated as Series A-1 Convertible Preferred Stock (Series A-1 Preferred Stock), 789,960 as Series A-2 Convertible Preferred Stock (Series A-2 Preferred Stock), 2,857,952 as Series B Convertible Preferred Stock (Series B Preferred Stock), 5,072,750 as Series C Convertible Preferred Stock (Series C Preferred Stock), and 9,750,000 Series D Convertible Preferred Stock (Series D Preferred Stock).

The Series A-1, A-2, B, C, and D Preferred Stock have the following rights and preferences:

Conversion: Each share of Series A-1, A-2, B, C, and D Convertible Preferred Stock is convertible into such numbers of share of common stock, as determined by dividing the applicable original purchase price of such Convertible Preferred Stock by the then applicable conversion price. The conversion price per share of each class of the Convertible Preferred Stock is as follows:

Class	Conversion Price

A-1	$1.52
A-2	$0.76
B	$1.48
C	$1.68
D	$1.00

Conversion is at the option of the holder; however, it is automatic upon the closing of an initial public offering resulting in net proceeds of at least $30,000,000 and at an offering price per share greater than or equal to $5.00, or upon the decision of at least 75% of the then outstanding Preferred stockholders.

Voting Rights: The Preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which the shares of Preferred Stock held by each holder are then convertible.

Dividends: The Preferred stockholders are entitled to non-cumulative dividends, in preference of the common stockholders, when and if declared by the Board of Directors. No dividends have been declared through December 31, 2009.

Liquidation: The Series A-1, A-2, B, C and D Preferred stockholders are entitled to receive $1.83 per share, $0.76 per share, $1.77 per share, $2.10 per share, and $1.00 per share, respectively, as adjusted for certain events, plus declared but unpaid dividends, upon the liquidation, dissolution or winding up of the Company.

Redemption: The Company's Preferred Stock is not redeemable.

Warrants: In connection with the issuance of Series C Preferred Stock, the Company issued 71,427 warrants to purchase Series C Preferred Stock at a purchase price of $2.10 per share. The warrants were exercised in July 2009.

In July 2007, the Company issued the CEO/stockholder a warrant to purchase 1,000,000 shares of the Company's Series D Preferred Stock at an exercise price of $1 per share. The warrant was exercised in January 2008.

In conjunction with the term loan and revolving bank line of credit closing in October 2007 (Note 3), the Company issued warrants to the bank to purchase 40,000 shares of Series D Preferred Stock at an exercise price of $1 per share. The warrants expire in October 2014.

NOTE 7 - COMMON STOCK

As of December 31, 2009, the Company has 40,000,000 shares of $.001 par value common stock authorized of which 11,016,511 are issued and 11,122,441 are reserved for issuance upon exercise of common stock options.

During 2009 and 2008, 212,542 and 228,363 employee stock options were exercised for gross proceeds of $47,507 and $54,175, respectively.

In 2009, the Parent entered into stock restriction agreements with certain employees in connection with the employees' exercise of common stock options. Under the agreements, restrictions on shares of common stock lapse over a period of time through December 2013. During 2009 and 2008, 777,250 and 849,000 restricted shares were issued for gross proceeds of $39,400 and $49,935, respectively.

During 2000, the Company issued 76,915 warrants to purchase the Company's common stock at a purchase price of $.0001 per share. The warrants are exercisable upon the occurrence of certain events, as defined by the warrant agreement. None of these warrants have been exercised as of December 31, 2009.

NOTE 8 - TREASURY STOCK

During 2009, the Company purchased 106,288 shares of its common stock for cash consideration in the amount of $7,867. Additionally, the Company granted 650,000 restricted shares of common stock from treasury stock to a member of management for services performed for the Company valued at $117,000. All shares granted from treasury stock were recorded at an average price of $0.3032 per share, the average share price at which the treasury stock was originally repurchased. The remaining difference was recorded to additional paid-in capital.

During 2008, the Company purchased 100,000 shares of its common stock for cash consideration in the amount of $5,500. Upon the exercise of a restricted stock option agreement, 54,000 employee stock options were exercised from treasury stock to an accredited investor for $8,640. Additionally, the Company granted 97,300 shares of common stock from treasury stock to two accredited investors for services performed for the Company valued at $15,568. All shares granted from treasury stock were recorded at $0.055 per share, the share price at which the treasury stock was originally repurchased. The remaining difference was recorded to additional paid-in capital.

NOTE 9 - OPERATING LEASES

The Company leased office space in Chicago, Illinois under a non-cancelable lease agreement that expired in April 2009. In December 2008, the Company entered into a non-cancelable lease agreement for a new office space effective May 1, 2009 which expires in July 2014. Under the agreement, the Company is required to make fixed monthly rental payments, which are subject to certain escalation clauses. Furthermore, the Company is required to maintain a restricted cash balance in the amount of $200,000 through August 1, 2010, when a gradual decline in the amount of the restricted cash required begins, subject to certain provisions. In conjunction with the lease, the lessor funded approximately $350,000 for certain improvements to the leased property. The Company is recording rental payments on the straight-line basis in accordance with accounting principles generally accepted in the United States. Included on the accompanying balance sheet are $462,471 of deferred rent related to the straight-line rent calculation.

Additionally, the Company leases equipment under a non-cancelable lease agreement expiring in June 2012. Under the agreements, the Company is required to make fixed monthly rental payments, which are subject to certain escalation clauses.

Rent expense incurred under all lease arrangements amounted to approximately $327,000 and $357,000 for the years ended December 31, 2009 and 2008, respectively.

Future minimum lease payments due under these non-cancelable lease agreements as of December 31, 2009 are as follows:

Year Ending
December 31	Amount

2010	$483,785
2011	506,231
2012	520,224
2013	534,746
2014	317,770

$2,362,756

NOTE 10 - CONTINGENCIES AND OTHER COMMITMENTS

Litigation. In the normal course of business, the Company is a party to various matters involving disputes and/or litigation. While it is not possible at this time to determine the ultimate outcome of these matters, management believes that the ultimate liability, if any, will not be material to the consolidated financial statements.

Tax Proceedings. The Subsidiary is in the process of discussions with the Israeli Tax Authorities for a potential tax assessment for tax years 2000 through 2004. As of the date of the independent auditor's report, the outcome and any potential tax liability was unknown.

NOTE 11 - INCOME TAXES

The components of the income tax benefit, net, are as follows for the years ended December 31:

	2009	2008
CURRENT
Federal	$109,223	—
State	44,783	—

	154,006	—

DEFERRED
Federal	235,000	975,000
State	52,000	—
Valuation allowance	(5,628,000)	(975,000)

	(5,341,000)	—

	$(5,186,994)	—

Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The temporary differences and carryforwards, which give rise to a significant portion of the Company's net deferred income tax asset as of December 31, 2009 and 2008, are as follows:

	2009	2008

Net operating loss and tax credit
carryforwards	$5,373,000	$5,557,000
Depreciation and amortization	(176,000)	(93,000)
Prepaid expenses	(150,000)	(102,000)
Reserves and accruals	294,000	266,000

	5,341,000	5,628,000
Less: Valuation allowance	—	5,628,000

	$5,341,000	—

As of December 31, 2009 and 2008, the Company had federal net operating loss carryforwards of approximately $13,437,000 and $16,150,000, respectively.

The federal carryforwards expire at various dates through 2027 and are subject to review and possible adjustments by the Internal Revenue Service. The occurrence of certain events, including significant changes in ownership interests, may limit the amount of the net operating loss carryforward available to be used in any given year. Generally, state net operating losses may be carried forward for a range of 5 to 10 years, depending on the tax laws of the related jurisdiction. The Company had established a full valuation allowance against its net deferred tax assets as of December 31, 2008. In 2009, the Company wrote off its valuation allowance.

NOTE 12 - CONCENTRATIONS

During the year ended December 31, 2009, the Company provided a substantial portion of its services to one customer. Services provided to this customer, in the aggregate, represented approximately 11% of the Company's total revenues for the year then ended. Amounts included in accounts receivable relating to this customer totaled approximately $807,000 as of December 31, 2009.

During the year ended December 31, 2008, the Company provided a substantial portion of its services to two customers. Services provided to these customers, in the aggregate, represented approximately 24% of the Company's total revenues for the year then ended. Amounts included in accounts receivable relating to these customers totaled approximately $423,000 as of December 31, 2008.

NOTE 13 - STOCK OPTION PLAN

On April 1, 2004, the Board of Directors adopted the Dotomi, Inc. 2003 Stock Option and Incentive Plan (the “Plan”). Under the terms of the Plan, incentive stock options (ISOs) may be granted to officers and employees and nonqualified stock options and awards may be granted to directors, consultants, employees and officers of the Company. The options vest over a period determined by the Board of Directors, and expire not more than ten years from date of grant. As of December 31, 2009, the Company authorized 11,122,441 shares of common stock reserved for issuance under the Plan, of which 451,122 shares are available for future grants.

During the years ended December 31, 2009 and 2008, stock option activity under the Plan is as follows:

		Weighted	Weighted
		Average	Average
		Exercise	Remaining
	Option	Price	Contractual
	Shares	Per Share	Life (Years)

Outstanding as of December 31, 2007	2,218,268	$0.33
Granted	1,164,101	0.16
Exercised	(228,363)	0.24
Exchanged for Restricted Shares	(849,000)	0.15
Cancelled	(161,989)	0.24

Outstanding as of December 31, 2008	2,143,017	$0.33
Granted	975,450	0.21
Exercised	(210,475)	0.23
Exchanged for Restricted Shares	(777,250)	0.21
Cancelled	(127,397)	0.17

Outstanding as of December 31, 2009	2,003,345	$0.34	6.39

Exercisable as of December 31, 2009	1,389,033	$0.41	5.32

The following table summarizes information on stock options outstanding as of December 31, 2009:

	Options Outstanding			Options Vested and Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
		Remaining	Exercise		Exercise
Exercise	Number of	Contractual	Price	Number of	Price
Price	Options	Life (Years)	(Per Share)	Options	(Per Share)

$0.44	324,422	4.05	$0.44	324,422	$0.44
0.52	750,973	4.98	0.52	750,973	0.52
0.11	272,328	7.00	0.11	195,912	0.11
0.16	248,922	8.16	0.16	92,526	0.16
0.18	343,500	9.28	0.18	24,500	0.18
0.28	63,200	9.88	0.28	700	0.28

	2,003,345	6.39	$0.34	1,389,033	$0.41

As of December 31, 2009, there is approximately $63,534 of total unrecognized compensation expense related to unvested share-based compensation arrangements granted under the Plan. This remaining cost is to be recognized over the period through December 2013.

During the years ended December 31, 2009 and 2008, the Company used the Black-Scholes option-pricing model to value option grants and to determine the related compensation expense. The assumptions used in calculating the fair value of stock-based payment awards represent management's best estimations. The Company based its expected volatility based on the volatilities of certain publicly-traded peer companies.

Management believes that the historical volatility of the Company's stock price does not best represent the expected volatility of the stock price. The Company is privately-held and therefore lacks company-specific historical and implied volatility information. The Company intends to continue to consistently use the same group of publicly traded peer companies to determine volatility in the future until such a time that sufficient information regarding the volatility of the Company's share price becomes available or that the selected companies are no longer suitable for this purpose.

The risk-free interest rate used for each grant is equal to the U.S. Treasury yield curve in effect at the time of grant for in effect at the time of grant for instruments with a similar expected life. The expected term of options granted was determined based on the average of the vesting term and the contractual lives of all options awarded after January 1, 2006. SFAS 123R also requires that the Company recognize compensation expense for only the portion of options that are expected to vest. Therefore, the Company has estimated expected forfeitures of stock options with the adoption of SFAS 123R. In developing a forfeiture rate estimate, the Company considered its historical experience. If the actual number of forfeitures differs from those estimated by management, additional adjustments to compensation expense may be required in future periods.

For the years ended December 31, 2009 and 2008, the following table provides the assumptions used in determining the fair value of the share-based awards:

	2009	2008

Risk-free rate	1.43% - 1.48%	2.41%
Expected life (years)	2.00	2.31
Expected volatility	71.80%	56.00%
Expected dividend yield	—%	—%

The Company has recorded stock-based compensation expense related to the adoption of SFAS 123R of $81,508 and $112,505 for the years ended December 31, 2009 and 2008, respectively. Compensation expense is recognized in the accompanying consolidated financial statements and is based on awards ultimately expected to vest and reflects an estimate of awards that will be forfeited. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Prior to adoption of SFAS 123R, forfeitures were recorded as they occurred.

Prior to January 1, 2006, the Company accounted for its stock options in accordance with disclosure only provisions of SFAS No. 123. If the Company had elected to recognize compensation expense for stock-based compensation awards to employees based on the fair market value at the grant dates for awards under those plans consistent with the method prescribed under SFAS No. 123, such compensation expense would not have been material to the Company's consolidated financial statements.

NOTE 14 - 401(k) RETIREMENT PLAN

The Company sponsors a 401(k) retirement plan (“Plan”) for all eligible employees. Eligible employees may elect to contribute up to 90% of their gross salary not to exceed federal tax law limitations. Company matching contributions are optional and are limited by federal tax law. For the years ending December 31, 2009 and 2008, respectively, the Company elected to match 50% of participant contributions up to $2,000.

The Plan also contains a discretionary profit sharing provision. The Company did not elect to make any discretionary profit sharing contributions for the years ended December 31, 2009 and 2008, respectively.

NOTE 15 - SUBSEQUENT EVENTS

The Company's management has evaluated all known subsequent events from the date of the balance sheet through March 22, 2010, the date the accompanying financial statements were available to be issued, and is not aware of any material subsequent events occurring during this period.